ALTA GOLD CO.
                        RESTATED BY-LAWS


                            ARTICLE I

                          CAPITAL STOCK

     Section 1. CONSIDERATION FOR SHARES. The Capital Stock, including both authorized but previously unissued shares, as well as treasury shares, may be issued for such consideration, as permitted by NRS 78.211, as such statute may be amended from time to time.

     Section 2.     Intentionally deleted.

     Section 3.     TRANSFER  OF STOCK.    The   shares   of  the
Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney.

                           ARTICLE II

                          SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of the shareholders of the Corporation may be held either within or without the State of Nevada at such place as may be specified in the notice calling said meetings and in the absence of any notice concerning the special place for the holding of said meeting, the meeting shall be held at the registered office of the Corporation.

     Section 2.     ANNUAL  MEETING.   The   annual   meeting  of
shareholders shall be held at such time and such place as specified by the Board of Directors. Failure to hold the annual meeting at the designated time shall not work a forfeiture or a dissolution of the Corporation.

     Section 3.     SPECIAL MEETINGS.   Special meetings  of  the
shareholders may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     Section 4. NOTICE OF MEETINGS - WAIVER. Written or printed notice, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation with postage thereon prepaid. Waiver by a shareholder in writing of notice of a shareholders' meeting, signed by him, whether before or after the time of such meeting, shall be equivalent to the giving of such notice. Attendance by a shareholder, whether in person or by

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proxy, at  a  shareholders' meeting  shall constitute a waiver of notice on such meeting of which he has had no notice.

     Section 5.     VOTING AT MEETINGS.

          Clause (a).    VOTING  RIGHTS.   Every  holder  of  the
Capital Stock of the Corporation shall be entitled to one vote for each share of Capital Stock standing in his name on the books of the Corporation.

          Clause (b). QUORUM. Except as otherwise required by statute or by the Articles of Incorporation, the holders of a majority of the shares issued and outstanding and entitled to vote, whether present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum is not present or represented at any meeting of the shareholders, then the holders of a majority of the shares present in person or represented by proxy or the Chairman of the meeting shall have power to adjourn the meeting to another time and place. Except as otherwise required by statute or by the Articles of Incorporation, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Where a separate vote by class is required, a majority of the shares of such class issued and outstanding and entitled to vote shall constitute a quorum of such class, and the affirmative vote of a majority of the shares in such class present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise required by statute or by the Articles of Incorporation.

          Clause (c). PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder, or by his authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

          Clause (d). Abstentions and broker non-votes will be treated as present for purposes of obtaining a quorum pursuant to clause (b), above. Abstentions and broker non-votes will be counted either: 1) in determining the number of shares present and entitled to vote on the subject matter for which the broker non-votes have no authority to vote or act at a meeting of shareholders; or 2) as votes for or against any such subject matter.

     Section 6. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                           ARTICLE III

                            DIRECTORS

     Section 1. NUMBER AND QUALIFICATIONS. The business and affairs of the Corporation shall be managed by a Board of no less than six Directors, and no more than nine Directors, who need not be residents of the State of Nevada or shareholders of the Corporation. The number of

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Directors  may  be  increased  or decreased  from time to time by amendment to the Code of By-Laws of the Corporation; but no decrease shall have the effect of shortening the term of any incumbent directors.

     The Board of Directors shall be at all times divided into three classes, designated Class I, Class II, and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1988 annual meeting of stockholders or any adjournment(s) thereof, directors designated as Class I directors shall be elected to hold office for a one-year term expiring at the next succeeding annual meeting of stockholders, directors designated as Class II directors shall be elected to hold office for a two-year term expiring at the second succeeding annual meeting of stockholders and directors designated Class III directors shall be elected to hold office for a three-year term expiring at the third succeeding annual meeting of stockholders. At each successive annual meeting of stockholders, successors to the class of directors whose term expires at that meeting shall be elected for a three-year term expiring at the third annual meeting of stockholders following their election.

     If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors remove or shorten the term of any director then in office.

     Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that any director so elected shall hold office until the next annual or special meeting of stockholders at which directors are to be elected. Any director elected by stockholders to fill a vacancy in a class that results from an increase in the number of directors shall hold office for a term that shall coincide with the remaining term of such class. Any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill a vacancy in a class not resulting from an increase in the number of directors shall hold office for the unexpired term of his predecessor.

     Each director shall hold office until his successor shall be
elected   and  qualified,  subject,  however,  to  prior   death,
resignation, retirement, disqualification or removal from office.

     Directors may be removed by the stockholders only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common stock entitled to vote for the election of directors.

     Section 2. NOMINATION AND ELECTION. Nominations for the elections of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation
(i) with respect to an election to be held at an

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annual  meeting of shareholders between 45 and 30 days  prior  to such annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders called for such purpose, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name, age and business address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the Exchange Act of 1934 and the proxy rules of the Securities and Exchange Commission had the nominee been
nominated,  or  intended  to  be  nominated,  by  the  Board   of
Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Elections shall occur as provided in the Articles of Incorporation.

     Section 3. VACANCIES. Any vacancy occurring in the Board of Directors may be filled by affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     Section 4.     PLACE OF MEETINGS.   Meetings of the Board of
Directors of the Corporation regular or special may be held either within or without the State of Nevada.

     Section 5. ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the registered office of the Corporation or such other place as the annual meeting of the stockholders was held or such place as the Board of Directors may designate, for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

     Section 6. OTHER MEETINGS. Other meetings of the Board of Directors may be held upon notice by letter, telegram, cable or radiogram, delivered for transmission not later than during the third day immediately preceding the day for such meeting, or by word of mouth, telephone, or radiophone received not later than during the second day immediately preceding the day for such meeting, upon the call of the President or Secretary of the Corporation, at any place within or without the State of Nevada. Notice of any other meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting and shall be equivalent to the giving of such notice. Attendance of a director at such meeting shall constitute a waiver of notice thereof, except where a director attends a meeting for the express purpose of objecting to the transaction of any business, because such meeting is not lawfully convened. Neither the business to be transacted at, nor the purpose

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of, any meeting of the Board of  Directors need be  specified  in the notice, or waiver of notice of such meeting.

     Section 7. QUORUM. A majority of the number of directors fixed by the Code of By-Laws shall constitute a quorum for the transaction of business. The act of majority of the directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors.

     Section 8. PRESUMPTION OF ASSENT. A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 9. REMOVAL. Any Director may be removed either for or without cause at any special meeting of Shareholders by the affirmative vote of a majority of two-thirds of the issued and outstanding capital stock of the Corporation as represented in person or by proxy and entitled to vote for the election of such director. If the notice calling for such meeting shall so provide, the vacancy caused by such removal may be filled at such meeting by vote of a majority of the Shareholders present and entitled to vote for the election of Directors.

                           ARTICLE IV

                            OFFICERS

     Section 1. NUMBER. The officers of the corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     Section 2. VACANCIES. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified.

     Section 3. THE PRESIDENT. The President shall preside at all meetings of shareholders and directors, discharge all the duties which devolve upon a presiding officer, and perform such other duties as this Code of By-Laws provides or the Board of Directors may prescribe. The President shall have full authority to execute proxies on behalf of the Corporation, to vote stock owned by it in any other corporation, and to execute with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals of the agent of the Corporation, all

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subject to the provisions of the Nevada Business Corporation Act, the Articles of Incorporation of the Corporation, and this Code of By-Laws.

     Section 4. VICE PRESIDENTS. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 5. SECRETARY. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the Board of Directors, when required. He shall attend to the giving and serving of all notices of the Corporation and shall perform such other duties as this Code of By-Laws may require or the Board of Directors may prescribe.

     Section 6. THE TREASURER. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He shall be the legal custodian of all monies, notes, securities and other valuables which may from time to time come into the possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors, and shall keep such bank account in the name of the Corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as this Code of By-Laws may require or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

     Section 7. DELEGATION OF AUTHORITY. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director or employee of the Corporation, for the time being, provided a majority of the entire Board concurs therein.

     Section 8.     VACANCIES.   A vacancy in any office  because
of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 9. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

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                            ARTICLE V

                          MISCELLANEOUS

     Section 1. EXECUTION OF DOCUMENTS. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation; all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation, shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any two of the following officers who are different persons: President, Vice President, Secretary or Treasurer. The Board of Directors may, however, authorize any one of such officers to sign any of such instruments for and in behalf of the Corporation, without necessity of countersignature; and may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments. Any shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the President of the Corporation, if he be present; or, in his absence, by any Vice-President of the Corporation who may be present; and, in event both the President and Vice-President shall be absent, then by such person as the President and Secretary of the Corporation shall, by duly executed proxy, designate to represent the Corporation at such shareholders' meeting.

     Section 2.     FISCAL  YEAR.    The   fiscal  year   of  the
Corporation shall begin on the first day of January and end on the last day of December in each year.

     Section 3. WAIVER OF NOTICE. Whenever any notice is required to be given to any shareholder or director for the corporation under the provisions of these By-Laws or under the provisions of the Articles of Incorporation or under the provisions of the Nevada Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                           ARTICLE VI

                           AMENDMENTS

     This Code of By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors and the By-Laws may be amended by the shareholders and as to any By-Law amended by the Shareholders or adopted by the shareholders, it shall not be altered or repealed by the Board of Directors.

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                           ARTICLE VII

       BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

     Section 1. In addition to any affirmative vote required by law or these Articles of Incorporation or the By-Laws of this corporation, and except as otherwise expressly provided in
Section 2 of this Article VII, a Business Combination (as hereinafter defined) shall require the affirmative vote of not less than seventy percent (70%) of the votes entitled to be cast on any type of Business Combination by the holders of all then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

     Section 2.     The   provisions   of   Section  1   of  this
Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of these Articles of Incorporation or the By-Laws of this corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Clauses (a) or (b) are met.

          Clause (a). The Business Combination shall have been approved (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Shareholder, as hereinafter defined, to become an Interested Shareholder) by a majority of the Continuing Directors (as hereinafter defined).

          Clause (b).    All  of  the following conditions  shall
have  been  met  or waived by a majority vote of  the  Continuing
Directors:

          A. The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination, shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below:

                (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the interested Shareholder for any share of common Stock (x) in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares Common Stock within the two-year period immediately prior to the announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock;

                (ii) the Fair Market value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher, as adjusted for any
subsequent   stock   split,   stock  dividend,   subdivision   or
reclassification with respect to Common Stock;

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                (iii) (if applicable)  the per price  share equal
to the Fair Market Value per share of Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date as adjusted for any subsequent stock spit, stock dividend, subdivision or reclassification with respect to Common Stock to (y) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of Common Stock as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

                (iv) the Corporation's net income per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price/earnings multiple (if any) of such Interested Shareholder or the highest price/earnings multiple of the Corporation within the two year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community).

          B. The aggregate amount of cash and the Fair Market Value as of the date of the Consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock (as hereinafter defined), other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii), (iii), and (iv) below:

                (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class of series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                (iii) (if applicable) the price per share equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock to (y) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of such class or series of Capital Stock as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                (iv) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of this corporation, regardless of whether the Business Combination to be consummated constitute such an event.

     The provisions of Clause (b)(B) of this Section 2 shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

          C. The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

          D. After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination:

                (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock;

                (ii)  there shall have been no reduction  in  the
annual rate of dividends paid on the Common Stock (expect as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors;

                (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and

                (iv) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Stock.

          E. After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of this corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          F. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing the Act, rules or regulations) shall be mailed to all shareholders of this corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors, as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by this corporation.

          G. Such Interested Shareholder shall not have made any major change in this corporation's business or equity capital structure without the approval of a majority of the Continuing
Directors.

     Section 3.     For the purposes of this Article VII:

          Clause (a).    The  term "Business  Combination"  shall
mean:

          A. any merger or consolidation of this corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Shareholder; or

          B. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets or securities of this Corporation, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder having an aggregate Fair Market Value of $10,000,000 or more; or

          C. the adoption of any plan or proposal for the liquidation or dissolution of this corporation proposed by or on behalf of an Interested Shareholder any Affiliate or Associate of any Interested Shareholder; or

          D. any reclassification of securities (including any reverse stock split), or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

          E. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing Clauses (a)(A) to (a)(D) of this Section 3.

          Clause (b). The term "Capital Stock" shall mean all capital stock of this corporation authorized to be issued from time to time under Article IV of the Articles of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms or pursuant to law may be voted on any Business Combination submitted to shareholders of this corporation.

          Clause (c). The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

          Clause (d). The term "Interested Shareholder" shall mean any person (other than this corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of this corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast with respect to approval of any Business Combination by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast with respect to approval of any Business Combination by the holders of all then outstanding share of Voting Stock.

          Clause (e). A person shall be a "beneficial owner" of any Capital Stock (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or
(c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding of the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to Clause (d) of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of Clause (e) of this Section 3, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          Clause (f). The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on November 30, 1987 (the term "registrant" in said Rule 12b-2 meaning in this case this corporation).

          Clause (g). The term "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by this corporation; PROVIDED, HOWEVER, that for the purposes of the definition of Interested Shareholder set forth in Clause (d) of this Section 3 (other than an Existing Interested Shareholder), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by this corporation.

          Clause (h). The term "Continuing Director" means any member of the Board of Directors of this corporation (the "Board"), while such person is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder (unless such Director was recommended for election by the management of the Corporation and no Business Combination with such Interested Shareholder or its affiliates has been proposed or is contemplated) and was a member of the Board prior to the time that the Interested Shareholder (other than Interested Shareholders as of June 18, 1990), became an
Interested Shareholder, and any successor or a Continuing Director, while such successor is a member of the Board, who is not an Affiliate or Associate or representative of the Interested Shareholder (unless such Director was recommended by the management of the Corporation and no Business Combination has been proposed or is contemplated) and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

          Clause (i). The term "Fair Market Value" means (a) in the case of cash, the amount of such cash; (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock exchange-Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealer, Inc., Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

          Clause (j). In the event of any Business Combination in which this corporation survives, the phrase "consideration other than cash to be received" as used in Clauses (b)(A) and
(b)(B) of Section 2 of this Article VII shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

     Section 4. The Board of Directors shall have the power and duty to determine for the purpose of this Article VII, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.

     Section 5. Nothing contained in this Article VII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     Section 6. The fact that any Business Combination complies with the provisions of Section 2 of this Article VII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of this Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

                          ARTICLE VIII

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1.

          Clause (a). To the fullest extent permitted by the Nevada law, as the same exists or may hereafter be amended, no director of this corporation shall be personally liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, or (iii) for any transaction from which a director derived an improper personal benefit.

          Clause (b).    Any   amendment   or   repeal  of   this
Article VIII or adoption of any other provision of the By-Laws which has the effect of increasing director liability shall operate prospectively only and shall not effect any action taken, or failure to act, by a director of this corporation prior to such amendment, repeal, or other provision becoming effective.

     Section 2.

          Clause (a). Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Nevada law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Clause (b) of this Section 2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part hereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred  in  this  Article VIII shall be a contract  right  and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if Nevada law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          Clause (b).    If a  claim  under Clause  (a)  of  this
Section 2 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under Nevada law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under Nevada law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the client has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3.     The   right  of  indemnification  hereinabove
provided for shall not be exclusive of any rights to which any director or officer of the Corporation may otherwise be entitled by law, agreement, or otherwise.

     Section 4. The Board of Directors, by resolution, or the officers of the Corporation may purchase insurance to provide coverage on behalf of the Corporation and its officers and directors for the omissions , occurrences, liabilities and indemnification referred to in and related to the subject matter of this Article VIII. However, the provisions of any such policy or policies of insurance shall not limit the effect of any of the provisions or indemnifications of this Article VIII.

                        *  *  *  *  *  *
     The undersigned as Secretary does hereby certify that the foregoing is a true and correct copy of the Restated By-Laws of Alta Gold Co. as amended at meetings of the Board of Directors held on March 24, 1994, December 13, 1996, and January 20, 1997, respectively.

     DATED this 20th day of January 1997.

                                 Alta Gold Co.


                                 By:  /s/ Margo R. Bergeson
                                      Margo R. Bergeson
                                      Secretary


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